Enterprise Financial Services Corp 2018 First Quarter Earnings Webcast

2 Forward-Looking Statements Some of the information in this report contains “forward-looking statements” within the meaning of and intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified with use of terms such as “may,” “might,” “will, “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue” and the negative of these terms and similar words, although some forward-looking statements may be expressed differently. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations, products and services of the Company and its subsidiaries. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those anticipated by the forward-looking statements or historical performance due to a number of factors, including, but not limited to: our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses and grow the acquired operations; reputational risks; credit risk; changes in the appraised valuation of real estate securing impaired loans; outcomes of litigation and other contingencies; exposure to general and local economic conditions; risks associated with rapid increases or decreases in prevailing interest rates; consolidation within the banking industry; competition from banks and other financial institutions; our ability to attract and retain relationship officers and other key personnel; burdens imposed by federal and state regulation; changes in regulatory requirements; changes in accounting regulation or standards applicable to banks; and other risks discussed under the caption “Risk Factors” of our most recently filed Form 10-K and in Part II, 1A of our most recently filed Form 10-Q, all of which could cause the Company’s actual results to differ from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. Forward-looking statements speak only as of the date they are made, and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this report, whether as a result of new information, future events or otherwise, except as required by federal securities law. You should understand that it is not possible to predict or identify all risk factors. Readers should carefully review all disclosures we file from time to time with the Securities and Exchange Commission (the “SEC”) which are available on our website at www.enterprisebank.com under "Investor Relations."

3 Financial Scorecard Continued Growth in Core EPS • Drive Net Interest Income Growth in Dollars with Favorable Loan Growth Trends • Defend Net Interest Margin • Maintain High Quality Credit Profile • Achieve Further Improvement in Operating Leverage Enhance Deposit Levels to Support Growth Q1 2018 Compared to Q1 2017 2 bps NPLs/Loans 42% 21% 11 bps 2% 6%

4 2018 Focus • Achieve Organic Loan and Deposit Growth • Maintain Focus on Long-Term Strategic Development • Improve Overall Sales Culture Through a Refreshed Sales Process and External Message

5 Q1' 17 Q2' 17 Q3 '17 Q4' 17 Q1' 18 $3,853 $3,859 $3,997 $4,067 $4,162 Portfolio Loan Trends In Millions 8% Total Loan Growt h

6 Commercial & Industrial Loan Trends Q1'17 Q2'17 Q3 '17 Q4 '17 Q1 '18 $1,774 $1,796 $1,862 $1,919 $1,982In Millions 12% C&I Growt h

7 Portfolio Loan Details Q1 ’18 Q4 ’17 QTRChange Q1 ‘17 LTM Change C&I - General $ 946 $ 937 $ 9 $ 910 $ 36 CRE, Investor Owned - General 837 801 36 757 80 CRE, Owner Occupied - General 471 468 3 424 47 Enterprise Value Lending1 439 408 31 430 9 Life Insurance Premium Financing1 365 365 — 312 53 Residential Real Estate - General 329 342 (13) 360 (31) Construction and Land Development - General 294 294 — 294 — Tax Credits1 244 235 9 142 102 Agriculture1 119 91 28 56 63 Consumer & Other - General 118 126 (8) 168 (50) Portfolio Loans $ 4,162 $ 4,067 $ 95 $ 3,853 $ 309 1Specialized categories may include a mix of C&I, CRE, Construction and land development, or Consumer and other loans. In Millions

8 Portfolio Loans By Business Unit Specialized Lending Q1 '17 Q4 '17 Q1 '18 $793 $856 $877 In Millions St. Louis Q1 '17 Q4 '17 Q1 '18 $2,210 $2,233 $2,298 Arizona Q1 '17 Q4 '17 Q1 '18 $236 $291 $305 Kansas City Q1 '17 Q4 '17 Q1 '18 $614 $687 $682

9 Last Twelve Months Growth Rate = 6% In Millions Deposit Trend Deposits DDA % Q1'17 Q2'17 Q3 '17 Q4 '17 Q1 '18 $4,032 $3,921 $4,059 $4,156 $4,281 25.7% 26.0% 25.8% 27.0% 25.7% u

10 Earnings Per Share - Q1 2018 * A Non GAAP Measure, Refer to Appendix for Reconciliation Reported vs. Core EPS* $0.90 $(0.06) $0.84 EPS Core EPSNon-Core Acquired Assets

11 Earnings Per Share Trend - Q1 2018 Note: * A Non GAAP Measure, Refer to Appendix for Reconciliation $0.77 $0.02 $0.04 $(0.08) $(0.03) $0.12 $0.84 Changes in Core EPS* Q4 '17 Net Interest Income Portfolio Loan Loss Provision Noninterest Income Noninterest Expense Q1 '18Income Tax Expense

12 Core Net Interest Income Trend* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation In Millions Core Net Interest Income FTE Core Net Interest Margin Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 $37.6 $43.0 $44.1 $44.9 $45.4 3.63% 3.76% 3.75% 3.73% 3.74% 21% Core NII Growt h

13 Credit Trends for Portfolio Loans Portfolio Loan Growth Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 $56 $7 $138 $70 $95 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 (1) 61 8 33 (2) Q1 2018 EFSC Peer(3) NPA’s/Assets = 0.30% 0.49% NPL’s/Loans = 0.38% 0.62% ALLL/NPL’s = 254.0% 145.2% ALLL/Loans = 0.98% 0.99% Net Charge-offs (1) (2) Provision for Portfolio Loans Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 $1.5 $3.6 $2.4 $3.2 $1.9 In Millions (1) Portfolio loans only, excludes non-core acquired loans; (2) Excludes acquisition of Jefferson County Bancshares ("JCB"); (3) Peer median data as of 12/31/2017 (source: SNL Financial) bps bps bps bps bps In Millions

14 Core Fee Income* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation Other Core Fee Income DetailCore Fee Income In Millions Wealth Management Deposit Services Charge Other State Tax Credits Card Services Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 $1.8 $2.0 $2.1 $2.2 $2.1 $2.5 $2.8 $2.8 $2.9 $2.9 $1.5 $1.7 $1.9 $2.3 $1.8$0.2 $0.1 $2.2 $0.2$1.0 $7.0 $1.4 $7.9 $1.5 $8.4 $1.5 $11.1 $1.5 $8.5 Miscellaneous Swap Fees CDE Mortgage Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 $0.8 $1.0 $1.5 $1.3 $1.5 $0.2 $0.4 $0.1 $0.6 $0.4 $0.2 $0.2 $0.2 $0.2 $0.1 $1.5 $0.1 $1.7 $0.1 $1.9 $0.2 $2.3 $0.1 $1.8

15 Operating Expenses Trend* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation In Millions Other Occupancy Employee compensation and benefits Core Efficiency Ratio* Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 $7.8 $9.7 $9.6 $10.4 $10.2 $1.9 $2.3 $2.4 $2.4 $2.4 $15.2 $24.9 $15.8 $27.8 $15.1 $27.1 $15.3 $28.1 $16.5 $29.1 56.0% 54.5% 51.6% 50.2% 54.0%

16 Positive Momentum in Core Earnings Per Share* Note: * A Non-GAAP Measure, Refer to Appendix for Reconciliation Q1 '14 Q2 '14 Q3 '14 Q4 '14 Q1 '15 Q2 '15 Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 $0.28 $0.31 $0.37 $0.33 $0.35 $0.38 $0.44 $0.49 $0.47 $0.49 $0.49 $0.59 $0.59 $0.56 $0.66 $0.77 $0.84 200% Core EPS Growth from Q1 2014 to Q1 2018 Four-Y ear CAGR 32%

Appendix First Quarter 2018 Earnings Webcast

18 Effective Tax Rate Reconciliation Q1 2018 2017 Q4 2017 Federal Tax Rate 21.00% 35.00% 35.00% State Tax, Net of Federal Benefit 2.65% 1.94% 1.94% Excess Tax Benefits (4.06)% (2.47)% (1.25)% Tax Credit Investments (3.98)% (1.89)% (3.62)% Other Tax Adjustments (0.31)% (2.28)% (3.90)% Pre-DTA Effective Tax Rate 15.30% 30.30% 28.17% Deferred Tax Asset Revaluation —% 14.00% 44.30% Ending Effective Tax Rate 15.30% 44.30% 72.47%

19 Use of Non-GAAP Financial Measures The Company's accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as core net interest margin and other core performance measures, in this presentation that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The Company considers its core performance measures presented in this presentation as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of non-core acquired loans and related income and expenses, the impact of non-comparable items, and the Company's operating performance on an ongoing basis. Core performance measures include contractual interest on non-core acquired loans but exclude incremental accretion on these loans. Core performance measures also exclude the gain or loss on sale of other real estate from non-core acquired loans, and expenses directly related to the non-core acquired loans and other assets formerly covered under FDIC loss share agreements. Core performance measures also exclude certain other income and expense items, such as executive separation costs, merger related expenses, facilities charges, deferred tax asset revaluation due to U.S. corporate income tax reform, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company's operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company's performance and capital strength. The Company's management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company's operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the tables below, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measure for the periods indicated. Peer group data consists of median of publicly traded banks with total assets from $2-$10 billion with commercial loans greater than 20% and consumer loans less than 10%.

Reconciliation of Non-GAAP Financial Measures

($ in thousands, except per share data)	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
	For the Quarter ended				
CORE PERFORMANCE MEASURES					
Net interest income	$ 46,171	$ 47,404	$ 45,625	$ 45,633	$ 38,642
Less: Incremental accretion income	766	2,503	1,556	2,584	1,075
Core net interest income	45,405	44,901	44,069	43,049	37,567
Total noninterest income	9,542	11,112	8,372	7,934	6,976
Less: Gain (loss) on sale of other real estate from non-core acquired loans	—	(6)	—	—	—
Less: Other income from non-core acquired assets	1,013	—	—	—	—
Less: Gain on sale of investment securities	9	—	22	—	—
Core noninterest income	8,520	11,118	8,350	7,934	6,976
Total core revenue	53,925	56,019	52,419	50,983	44,543
Provision for portfolio loan losses	1,871	3,186	2,422	3,623	1,533
Total noninterest expense	29,143	28,260	27,404	32,651	26,736
Less: Other expenses related to non-core acquired loans	14	114	19	(16)	123
Less: Facilities disposal	—	—	—	389	—
Less: Merger related expenses	—	—	315	4,480	1,667
Core noninterest expense	29,129	28,146	27,070	27,798	24,946
Core income before income tax exp	22,925	24,687	22,927	19,562	18,064
Total income tax expense	3,778	19,820	7,856	5,545	5,106
Less: income tax expense from deferred tax asset revaluation[1]	—	12,117	—	—	—
Less: Other non-core income tax expense[2]	438	1,011	465	(784)	190
Core income tax expense	3,340	6,692	7,391	6,329	4,916
Core net income	$ 19,585	$ 17,995	$ 15,536	$ 13,233	$ 13,148
Core diluted earnings per share	$ 0.84	$ 0.77	$ 0.66	$ 0.56	$ 0.59
Core return on average assets	1.49%	1.37%	1.21%	1.06%	1.17%
Core return on average common equity	14.34%	12.84%	11.13%	9.72%	11.29%
Core return on average tangible common equity	18.64%	16.71%	14.50%	12.72%	13.75%
Core efficiency ratio	54.02%	50.24%	51.64%	54.52%	56.01%
NET INTEREST MARGIN TO CORE NET INTEREST MARGIN (FULLY TAX EQUIVALENT)					
Net interest income	$ 46,386	$ 47,824	$ 46,047	$ 46,096	$ 39,147
Less: Incremental accretion income	766	2,503	1,556	2,584	1,075
Core net interest income	$ 45,620	$ 45,321	$ 44,491	$ 43,512	$ 38,072
Average earning assets	$4,948,875	$4,826,271	$4,712,672	$4,641,198	$4,259,198
Reported net interest margin	3.80%	3.93%	3.88%	3.98%	3.73%
Core net interest margin	3.74%	3.73%	3.75%	3.76%	3.63%

[1] Deferred tax asset revaluation associated with U.S. corporate income tax reform.

[2] Other non-core income tax expense calculated at 24.7% of non-core pretax income for 2018. For 2017, the calculation is 38.0% of non-core pretax income plus an estimate of taxes payable related to non-deductible JCB acquisition costs.

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Q & A First Quarter 2018 Earnings Webcast